Exhibit 99.1

Contact: Ed Garber, Director, Investor Relations, (207) 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Elects

Sophie Vandebroek to Board of Directors

WESTBROOK, Maine, July 15, 2013—IDEXX Laboratories, Inc. (NASDAQ: IDXX) today announced the unanimous election of Sophie V. Vandebroek, PhD as a member of the Company’s Board of Directors effective July 15, 2013. Dr. Vandebroek fills a vacancy on the Board for a Class II director, the term for which ends at the Company’s 2014 annual meeting of stockholders. At that meeting, Dr. Vandebroek is expected to stand for re-election by stockholders as a Class II director with a three-year term expiring in 2017.

“I am very pleased to welcome Sophie to our Board of Directors,” commented Jonathan Ayers, Chairman of the Board and Chief Executive Officer of the Company. “IDEXX is entering a critical new phase in its evolution as a leading pet healthcare innovation company. IDEXX is unique in its ability to serve practicing veterinarians around the world with a broad range of integrated diagnostic and information technology-based products and services. To further build upon this opportunity, the Company will need to expand its skills and aptitudes. With Sophie’s outstanding depth of knowledge and experience in technology and business processes as well as track record of innovation and managing balanced R&D portfolios for large global enterprises, she is ideally suited to help guide and advise the Board and the Company’s management team.”

Dr. Vandebroek, 51, has been an executive with Xerox Corporation (NYSE: XRX), the world’s leading enterprise for business process and document management, since 2002. Most recently, Dr. Vandebroek has been serving as Xerox’s Chief Technology Officer and Corporate Vice President, as well as President of the Xerox Innovation Group since 2006. She is responsible for overseeing Xerox’s research centers in Europe, Asia, Canada and the United States as well as the Palo Alto Research Center. Prior to her current positions, from 2002 to 2005, Dr. Vandebroek was Chief Engineer of Xerox and Vice President of the Xerox Engineering Center.

Dr. Vandebroek earned an undergraduate degree in engineering and a master’s degree in electro-mechanical engineering from Katholieke Universiteit Leuven, Leuven, Belgium, and she holds a PhD in electrical engineering from Cornell University in Ithaca, New York. Dr. Vandebroek is a Fellow of the Institute of Electrical & Electronics Engineers, a Fulbright Fellow, and a Fellow of the Belgian-American Educational Foundation. Dr. Vandebroek was inducted into the Women in Technology International Hall of Fame and elected into the Royal Flemish Academy for Arts & Sciences. Dr. Vandebroek holds more than a dozen U.S. patents and serves on the advisory council of the Dean of Engineering at MIT. Dr. Vandebroek has also served as a member of the Board of Directors of Analogic Corporation, a designer and manufacturer of advanced medical imaging and airport security systems, since 2008.

“IDEXX has a tremendous track record for global innovation in the pet healthcare industry as well as in its other lines of business,” commented Dr. Vandebroek. “The Company has a unique opportunity, by leveraging its diverse range of diagnostic modalities and expanding its information technology platforms and capabilities, to truly advance veterinary medical care. It’s an honor to help guide IDEXX into this exciting next phase of growth and evolution.”

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and to build more economically successful practices. IDEXX is also a worldwide leader in providing livestock and poultry diagnostic tests and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs approximately 5,400 people and offers products to customers in more than 175 countries.

Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.idexx.com).